BERKSHIRE BANCORP INC.

Berkshire Bancorp Inc. Announces

Intent to Delist and Deregister Its Common Stock

(New York, NY; November 8, 2013) The Board of Directors (the "Board") of Berkshire Bancorp Inc. (Nasdaq: BERK) (the "Company"), announced today that the Company has today notified The Nasdaq Stock Market LLC of the Company's intent to voluntarily delist its common stock from The Nasdaq Global Market (the "Nasdaq Exchange") and to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), with the Securities and Exchange Commission ("SEC") on or about November 18, 2013. The Company anticipates that its common stock will trade on the OTCQB over-the-counter market following the completion of its delisting from the Nasdaq Exchange. The Company is eligible to deregister because it has fewer than 1,200 holders of record of its common stock.

Subsequent to the effective date of delisting on the Nasdaq Exchange, the Company also intends to take the necessary action to deregister its common stock under Sections 12(g) and 15(d) of the Exchange Act, as amended by the Jumpstart Our Business Startups Act (commonly referred to as the JOBS Act), by filing a Form 15, Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act, with the SEC. The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine. The Company expects that its obligation to file periodic reports with the SEC under Sections 13 and 15(d) of the Exchange Act, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all required reports within 60 days of such denial.

The Board, acting on a recommendation of a special committee of the Board composed of directors without any interest in the delisting, determined that delisting and deregistration of the Company's common stock is in the best interests of the Company and its stockholders based on a number of factors, including (a) the disproportionately high costs of preparing and filing periodic reports with the SEC and complying with the Nasdaq Exchange's listing rules, (b) the accounting, audit, legal and other costs and expenses associated with being a public company, (c) the demands placed on Company management and other personnel to comply with SEC reporting requirements and (d) the historically low trading volume in the Company's common stock. The opportunity to achieve substantial savings from reduced accounting, legal and administrative costs associated with being a public company, as well as the time which key executives of the Company were required to devote to SEC-related matters which restricted the time available to them to devote to business activities, were key factors in the Board's decision to delist and deregister the Company's common stock. The Board found that any cost savings should directly benefit the Company's earnings and bank regulatory capital requirements.

Despite deregistering its common stock, the Company intends to continue to have its financial statements audited annually by an independent accounting firm and prepare and disseminate quarterly and annual financial results. The Company's wholly-owned subsidiary, The Berkshire Bank, will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC's website at www.fdic.gov.

The Company is headquartered in New York, New York and operates twelve deposit-taking offices serving individuals and small- to mid-size businesses in New York and New Jersey. As of June 30, 2013, the Company reported assets of $789,841,000 and total stockholders' equity of $130,538,000.  Total shares outstanding as of the close of business on November 7, 2013, were 14,416,198.

This press release may contain a number of forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, factors discussed in documents filed by the Company with the SEC from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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